Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO SETTLEMENT AGREEMENT

This FIRST AMENDMENT TO SETTLEMENT AGREEMENT, dated as of July 12, 2016 (this “Amendment”), is made and entered into by and among: (i) LINN Energy, LLC (the “Company”) and LINN Energy Finance Corp. (together with the Company, the “Issuers”); (ii) all of the Company’s material domestic subsidiaries as of November 20, 2015, listed on the signature page attached hereto (collectively, the “Guarantors”); (iii) Delaware Trust Company, as (A) successor trustee to U.S. Bank National Association, as trustee (the “Trustee”) under that certain indenture dated as of November 20, 2015 among the Issuers, the Guarantors and the Trustee and governing the Issuers’ 12% senior secured second lien notes due 2020 (collectively, the “Notes”) and (B) successor collateral trustee to U.S. Bank National Association, as collateral trustee (the “Collateral Trustee”) under that certain Collateral Trust Agreement dated as of November 20, 2015, by and among the Company, Guarantors, Trustee, other Parity Lien Representatives party thereto from time to time, and Collateral Trustee; and (iv) the undersigned beneficial holders of the Notes (individually or acting through their investment advisors or managers for the account of beneficial holders) and, together with their respective successors and permitted assigns and any subsequent party that becomes party hereto in accordance with the terms hereof as a holder of claims arising in connection with the Notes (such holders, who collectively hold at least 66 2/3% of the outstanding principal amount of the Notes, the “Consenting Noteholders”) (each of the foregoing listed on the signature pages attached hereto, a “Party,” and collectively, the “Parties”), and amends that certain Settlement Agreement, dated as of April 4, 2016, by and among the Issuers, the Guarantors, the Trustee, the Collateral Trustee, and the Consenting Noteholders parties thereto from time to time (as amended, the “Settlement Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Settlement Agreement.

RECITALS

WHEREAS, Section 17 of the Settlement Agreement permits modifications and amendments of the Settlement Agreement by written agreement executed by (i) holders of 66 2/3% of the outstanding principal amount of the Notes (and Additional Notes if applicable) outstanding on the date of such amendment or modification; (ii) the Issuers; (iii) the Guarantors; (iv) the Trustee; and (v) the Collateral Trustee;

WHEREAS, pursuant to Section 17 of the Settlement Agreement, the Parties desire to amend the Settlement Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1. Amendment to the Settlement Agreement

Section 4.3(a) of the Settlement Agreement is hereby amended and restated in its entirety to read as follows:

“Section 4.3 Commitments in Connection with the Approval Motion. During the period between the Effective Date and the termination of the Settlement Agreement in accordance with the terms hereof, and subject to the terms and conditions hereof:

(a) Each of the Trustee, the Collateral Trustee, and the Consenting Noteholders, solely with respect to itself, expressly agrees to affirmatively support the Approval Motion and will not file or support any objection to the Approval Motion or encourage any other person or entity to, take any action, including initiating or joining in any legal proceeding that is inconsistent with this Settlement Agreement or delay, impede, appeal, or take any other negative action, directly or indirectly, that could reasonably be expected to interfere with the prosecution of the Approval Motion; provided, however, that in the event that the Debtors do not file the Approval Motion with the Bankruptcy Court on or before September 8, 2016 or the Alternative Settlement Agreement Order is not entered on or before November 15, 2016, the Trustee, Collateral Trustee and Consenting Noteholders shall retain the right to (i) assert a secured claim for all outstanding principal, accrued interest, and expenses owed on account of the Notes, (ii) assert related rights as secured creditors, including but not limited to claims under section 506(a) of the Bankruptcy Code and requests for adequate protection as may be appropriate, (iii) assert all available defenses against any challenges to the priority, enforceability, and validity of the Mortgages, and (iv) assert any available claims for breach of the Indenture or the First Supplemental Indenture.”

Section 2. Ratification

Except as specifically provided for in this Amendment, no changes, amendments, or other modifications have been made on or prior to the date hereof or are being made to the terms of the Settlement Agreement or the rights and obligations of the parties thereunder, all of which such terms are hereby ratified and confirmed and remain in full force and effect.

Section 3. Effectiveness

This Amendment shall become effective and binding on the Parties on the date counterpart signatures to this Amendment shall have been executed by (a) the Issuers, (b) the Guarantors, (c) the Trustee, (d) the Collateral Trustee, and (e) the Consenting Noteholders party hereto.

Section 4. Headings

Titles and headings in this Amendment are inserted for convenience of reference only and are not intended to affect the interpretation or construction of the Amendment.

Section 5. Execution of Agreement

This Amendment may be executed in counterparts, and by the different Parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original. Delivery of an executed counterpart by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart.

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Section 6. Governing Law; Jurisdiction

(a) This Amendment shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Amendment in the Bankruptcy Court, and solely in connection with claims arising under this Amendment: (i) irrevocably submits to the exclusive jurisdiction and the constitutional authority of the Bankruptcy Court; (ii) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (iii) waives any objection that the Bankruptcy Court is an inconvenient forum, does not have jurisdiction over any Party, or lacks the constitutional authority to enter final orders in connection with such action or proceeding; provided, however, that this Amendment and the releases set forth herein may be submitted in any court, arbitration, and/or other legal proceeding to enforce the terms of such releases.

(b) Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding arising out of, or relating to, this Amendment or the transactions contemplated hereby (whether based on contract, tort, or any other theory). Each Party (i) certifies that no representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Amendment by, among other things, the mutual waivers and certifications in this Section 6.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

ISSUERS:

LINN ENERGY, LLC

LINN ENERGY FINANCE CORP.

By:	/s/ Candice Wells
Name:	Candice Wells
Title:	Senior Vice President and General Counsel

GUARANTORS:

LINN ENERGY HOLDINGS, LLC

LINN EXPLORATION & PRODUCTION MICHIGAN LLC

LINN MIDSTREAM, LLC

LINN MIDWEST ENERGY LLC

LINN OPERATING, INC.

MID-CONTINENT I, LLC

MID-CONTINENT II, LLC

MID-CONTINENT HOLDINGS I, LLC

MID-CONTINENT HOLDINGS II, LLC

By:	/s/ Candice Wells
Name:	Candice Wells
Title:	Senior Vice President and General Counsel

LINN EXPLORATION MIDCONTINENT, LLC

By: Mid-Continent Holding II, LLC, its sole member as Member/Manager

By:	/s/ Candice Wells
Name:	Candice Wells
Title:	Senior Vice President and General Counsel

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date set forth above.

[ISSUER]

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

[TRUSTEE]

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

[COLLATERAL TRUSTEE]

By:	/s/ Alan R. Halpern
Name:	Alan R. Halpern
Title:	Vice President

[NOTEHOLDER]

By:
Name:
Title:

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date set forth above.

Elliott Management Corporation as investment manager on behalf of certain funds and accounts

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date set forth above.

FRANKLIN ADVISERS, INC., as investment manager on behalf of certain funds and accounts

By:	/s/ Glenn Voyles
Name:	Glenn Voyles
Title:	VP

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date set forth above.

J.P. MORGAN SECURITIES LLC*, with respect to only its Credit Trading Group

By:	/s/ Christopher Cestaro
Name:	Christopher Cestaro
Title:	Authorized Signatory

Notice Address:

J.P. Morgan Securities LLC

Credit Trading Group

277 Park Avenue, 11th Floor

Mail Code: NY1-L204

New York, New York 10172

Fax: 212-270-4074

Attention: Jeff Panzo

Email: Jeffrey.L.Panzo@JPMorgan.com

*	The Settlement Agreement Amendment (the “Amendment”) applies only to the Credit Trading Group of J.P. Morgan Securities LLC (“CTG”) and the Notes Claims (“Notes”) beneficially held by such group in the aggregate principal amount(s) set forth below the signature of J.P. Morgan Securities LLC on behalf of, and with respect to, CTG. Accordingly, the terms “Consenting Noteholders”, “Party”, and “Parties” for all purposes of the Amendment mean and refer only to CTG and such business unit’s holdings of the Notes. For the avoidance of doubt, the Amendment does not apply to (i) credit facilities, claims, securities, notes, other obligations or any other interests in the Issuers that may be held, acquired or sold by, or any activities, services or businesses conducted or provided by, any other group or business unit within, or affiliate of J.P. Morgan Securities LLC, (ii) any credit facilities or indentures to which JPMorgan Chase & Co. or any of its affiliates (“Morgan”) is a party in effect as of the date hereof, (iii) any new indenture, amendment to an existing indenture, or debt or equity securities offering involving Morgan, (iv) any direct or indirect principal activities undertaken by any Morgan entity engaged in the venture capital, private equity or mezzanine businesses, or portfolio companies in which they have investments, (v) any ordinary course sales and trading activity undertaken by employees who are not a member of CTG, (vi) any Morgan entity or business engaged in providing private banking or investment management services, or (vii) any Notes Claims, loans, notes, or related claims that may be beneficially owned by non-affiliated clients of J.P. Morgan Securities LLC or any of its affiliates or for which Morgan acts in a fiduciary capacity.

[Signature Page to Settlement Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date set forth above.

Oaktree Capital Management, L.P., as Agent and Investment Manager on behalf of the Investors listed on Exhibit A

By:	/s/ Alan Adler
Alan Adler
Managing Director

By:	/s/ Zeljka Bosner
Zeljka Bosner
Managing Director